Exhibit 99.1

FOR IMMEDIATE RELEASE: July 20, 2004

CONTACT:                            John R. Stark             406-322-8700

                    EMPLOYEES FROM STILLWATER MINE AND METAL
                   RECOVERY FACILITIES RATIFY UNION CONTRACT

Columbus, Montana, July 20, 2004 - STILLWATER MINING COMPANY (NYSE:SWC) reported that the members of the Paper, Allied Industrial, Chemical and Energy Workers International Local 8-0001, under which the Company's employees are organized, voted to approve a three-year contract. Employees will return to work, beginning day shift Wednesday, July 21, 2004 ending a strike that resulted from the union membership failing to ratify a previous proposed contract on Sunday, July 11, 2004. The contract will cover employees at the Stillwater Mine & Mill, Nye, Montana, and the Processing and Warehouse facilities in Columbus, Montana.

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its Web site: www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding expansion plans, costs, grade, production and recovery rates, permitting, financing needs, the terms of future credit facilities and capital expenditures, increases in processing capacity, cost reduction measures, safety, timing for engineering studies, and environmental permitting and compliance, litigation and the palladium and platinum market. Additional information regarding factors which could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" above in the Company's 2003 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

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